SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, the Board of Directors of Tasty Baking Company (the “Company”) terminated the 1997 Long Term Incentive Plan (the “Incentive Plan”) effective as of such date.  No further awards may be granted under the Plan; however, this termination will not affect any awards of stock options or restricted stock previously granted under the Incentive Plan and such awards will continue in effect in accordance with their original terms.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2008 (the “Effective Date”), the Board of Directors of the Company approved the adoption, effective as of such date, of Amended and Restated Bylaws of the Company (the “Amended Bylaws”).  The Amended Bylaws supersede and replace the existing Amended and Restated Bylaws, as amended (the “Prior Bylaws”).  The primary changes effected by the adoption of the Amended Bylaws are:

  To clarify the advanced notice requirements and procedures for director nominations and other business to be properly brought by a shareholder before an annual or special meeting of the shareholders (Article II, Section 2). The Amended Bylaws provide that the advance notice procedures in Article II are the exclusive means for a shareholder to make director nominations or submit other business before an annual or special meeting of the shareholders (other than shareholder proposals properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended).
  To require a shareholder nominating a person for election as a director to include in such shareholder’s advance notice certain additional information about each such director nominee, including information related to such director nominee’s independence and ability to satisfy any publicly disclosed standards for Board membership (Article II, Section 2).
  To require a shareholder nominating a person for election as a director or proposing other business to include in such shareholder’s advance notice certain additional information regarding the ownership interest of such shareholder, including any derivative positions held, any hedging or other transactions and any other economic and voting agreements or arrangements with respect to the Company’s securities (Article II, Section 2).
  To clarify the right of the Board to specify the time and place for any special meeting of shareholders called by the Board (Article II, Section 3).
  To clarify that notice of an adjourned meeting or the business to be transacted at such adjourned meeting is not required, other than by announcement at the adjourned meeting, unless a new record date for the adjourned meeting is established by the Board or the BCL requires notice of the business to be transacted and such notice has not previously been given (Article II, Section 7).

  To make certain other conforming changes to clarify the provisions of the Prior Bylaws, to conform to the current BCL, and to make certain other non-substantive revisions.

          The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits.

  (d)    The following exhibit is filed herewith:

Exhibit 3.1	Amended and Restated Bylaws of Tasty Baking Company, adopted as of December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	December 18, 2008	/s/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer